     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2003.
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                     82 RUNNING HILL ROAD                    04-3363001
(State of Incorporation)          SOUTH PORTLAND, MAINE 04106             (I.R.S. Employer
                           (Address of principal executive offices)     Identification Number)
                                          (Zip Code)

                       FAIRCHILD SEMICONDUCTOR STOCK PLAN
                            (Full Title of the Plan)

                                  Paul D. Delva
                       Vice President and General Counsel
                   Fairchild Semiconductor International, Inc.
                              82 Running Hill Road
                           South Portland, Maine 04106
                     (Name and address of agent for service)
                                 (207) 775-8100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of securities to be  Amount to be      Proposed maximum offering  Proposed maximum aggregate  Amount of
registered                 registered (1)    price per share (2)        offering price (2)          registration fee (3)
-------------------------  ----------------  -------------------------  --------------------------  --------------------
Common Stock, par value
$.01 per share             4,671,612 shares         $12.85                    $60,030,214               $4,856.44
------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be issued pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of the average of the high and low selling prices for shares of the registered securities on the New York Stock Exchange on July 21, 2003.

(3) In accordance with General Instruction E to Form S-8, a filing fee is being paid only with respect to the securities being registered pursuant to this registration statement. Other shares of the registrant's Common Stock to be issued and sold pursuant to the above-referenced plan (formerly known as the Fairchild Semiconductor Restated Stock Option Plan) were previously registered and the registration fee with respect to those securities has previously been paid.

REGISTRATION OF ADDITIONAL SECURITIES

      In accordance with General Instruction E to Form S-8, this registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, this registration statement consists only of the facing page of the registration statement, this paragraph, the signature page, an opinion of counsel and required consents. The contents of the earlier registration statement on Form S-8 (S.E.C. File No. 333-53620) are incorporated in this registration statement by reference.

                                   SIGNATURES

      The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on July 25, 2003.

                                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.



                                  By:  /s/ Paul D. Delva
                                       -----------------------------------------
                                       Paul D. Delva
                                       Vice President and General Counsel

                                POWER OF ATTORNEY

      KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, except Matthew W. Towse, constitutes and appoints Paul D. Delva and Matthew W. Towse, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                             Title                       Date
         ---------                             -----                       ----
/s/ Kirk P. Pond             Chairman of the Board, President and      July 25, 2003
----------------             Chief Executive Officer, and Director
Kirk P. Pond                 (principal executive officer)

/s/ Joseph R. Martin         Vice Chairman of the Board, Senior        July 25, 2003
--------------------         Executive Vice President, and Director
Joseph R. Martin

/s/ Matthew W. Towse         Senior Vice President and Chief           July 25, 2003
--------------------         Financial Officer
Matthew W. Towse             (principal financial officer)

/s/ Robin A. Sawyer          Vice President, Corporate Controller      July 25, 2003
-------------------          (principal accounting officer)
Robin A. Sawyer

/s/ William N. Stout                  Director                         July 25, 2003
--------------------
William N. Stout

/s/ Richard M. Cashin, Jr.            Director                         July 25, 2003
--------------------------
Richard M. Cashin, Jr.

/s/ Paul C. Schorr IV                 Director                         July 25, 2003
---------------------
Paul C. Schorr IV

/s/ Ronald W. Shelly                  Director                         July 25, 2003
--------------------
Ronald W. Shelly

/s/ Charles P. Carinalli              Director                         July 25, 2003
------------------------
Charles P. Carinalli

/s/ Charles M. Clough                 Director                         July 25, 2003
---------------------
Charles M. Clough

Exhibit
Number            Description
-------           -----------
5                 Opinion of Counsel.

23.1              Consent of KPMG LLP.

23.2              Consent of Counsel (included in Exhibit 5).

24                Powers of Attorney (included on signature page).